UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2007

Maxus Realty Trust, Inc.
(Exact name of registrant as specified on its charter)

MISSOURI	00-13457	48-1339136
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Armour Road
North Kansas City, Missouri 64116
(Address of principal executive offices) (Zip Code)

(816) 303-4500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-r(c))

Item 2.01 Completion of Acquisition or Disposition of Assets; Item 2.03 Creation of a Direct Financial Obligation

On January 11, 2007, Highland Pointe Acquisition, L.L.C., a newly formed, wholly-owned subsidiary of Maxus Operating Limited Partnership, our operating limited partnership, purchased all of the preferred and common membership interests in West OKC Highland Pointe Associates, LLC (“OKC”). OKC owns a 232 unit apartment community located in Yukon, Oklahoma (the “Property”) located approximately 15 miles west of downtown Oklahoma City and constructed in 2004 from an unrelated third party.

The purchase price was approximately $16.25 million, plus closing costs of approximately $15,000. We funded the acquisition of the membership interests from cash on hand of approximately $3.365 million and the assumption of a construction mortgage loan with an outstanding loan balance of approximately $12.7 million that currently encumbers the Property. Our assumption of the loan was approved by the lender, Stillwater National Bank and Trust Company, in connection with our acquisition of the membership interests.

The construction mortgage loan bears interest at a variable rate equal to the prime rate published in the “Money Rates” section of the Wall Street Journal and matures on July 5, 2007, which may be extended for an additional six months upon thirty days written notice by us and payment of a $5,000 extension fee. We must pay monthly principal payments based on a twenty-five year amortization; provided, however, the principal payment is adjusted annually to reflect the twenty-five year amortization based on the new interest rate then in effect.

The lender may accelerate the loan if we default under the terms of the loan documents, which defaults are customary defaults in real estate construction mortgage loan transactions. We have guaranteed our subsidiary’s obligations under the construction mortgage loan documents.

The Board of Trustees approved certain overhead fees in the amount of $75,000 to be paid to Maxus Properties, Inc., our management company and an affiliated party, for closing the transaction. David L. Johnson, our chief executive officer and a current trustee, is the principal owner and President of Maxus Properties, Inc.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Pursuant to Item 9.01(a)(4) of Form 8-K, we intend to file the audited financial statements relative to the Property required pursuant to Article 11 of Regulation S-X by amending this Report no later than 71 calendar days after the date this Report must be filed.

(b) Pro Forma Financial Information

Pursuant to Item 9.01(b) and Item 9.01(a)(4) of Form 8-K, we intend to file the pro forma financial information relative to the Property required pursuant to Article 11 of Regulation S-X by amending this Report no later than 71 calendar days after the date this Report must be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXUS REALTY TRUST, INC.
Date: January 18, 2007	By:	/s/ David L. Johnson
David L. Johnson
Chairman of the Board, President and
Chief Executive Officer

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